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                                 EXHIBIT 11

                            CHIRON CORPORATION
               STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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                                                          Year Ended December 31,
                                             --------------------------------------------
                                                  1995            1994            1993
                                             --------------    -----------    -----------
EARNINGS PER SHARE
   Net income (loss) available for
      common shares and common
      stock equivalent shares deemed
      to have a dilutive effect              $(512,463,000)    $18,325,000    $18,384,000
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Primary earnings (loss) per share            $      (12.62)    $      0.53    $      0.55
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Fully diluted earnings (loss) per share      $      (12.62)    $      0.53    $      0.54
                                             --------------    -----------    -----------
Shares used in primary earnings (loss)
   per share computation:
      Weighted average common shares
         outstanding                             40,610,000     32,972,000     32,094,000
      Weighted average dilutive
         incremental common shares
         issuable from exercise of
         warrants                                        --         68,000         45,000
      Weighted average dilutive
         incremental common shares
         issuable under employee
         stock option programs                           --      1,253,000      1,542,000
                                             --------------    -----------    -----------
      Total common shares and
         common stock equivalent
         shares deemed to have a
         dilutive effect                         40,610,000     34,293,000     33,681,000
                                             --------------    -----------    -----------
Shares used in fully dilutive earnings
   (loss) per share computation:
      Weighted average common shares
         outstanding                             40,610,000     32,972,000     32,094,000
      Weighted average dilutive
         incremental common
         shares issuable from
         exercise of warrants                            --        103,000        89,000
      Weighted average dilutive
         incremental common shares
         issuable under employee
         stock option programs                           --      1,638,000      2,116,000
                                             --------------    -----------    -----------
      Total common shares and
         common stock equivalent
         shares deemed to have a
         dilutive effect                         40,610,000     34,713,000     34,299,000
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